Exhibit 99.1
Contact:
Jim Pluntze
NaviSite, Inc.
978.946.8615
sbyers@navisite.com
NaviSite Reports Fourth Quarter and Fiscal Year 2009 Financial Results
Fiscal Year Hosting Revenue Growth of 7%
Fiscal Year adjusted EBITDA Growth of 10%
Andover, MA, October 15, 2009 — NaviSite, Inc. (NASDAQ: NAVI), a leading provider of cloud enabled enterprise-hosting and application-management services, today reported financial results for the fourth quarter and full fiscal year 2009 that ended on July 31, 2009.
•	Total revenue for the quarter ended in July 31, 2009, was $36.9 million, representing a year-over-year decrease of 9%. Total revenue for the full fiscal year 2009 was $152.7 million, representing a 1% decrease over revenue of $154.9 million in fiscal year 2008. The expected decrease in total revenue for the quarter and fiscal year was due to the planned decline in NaviSite’s professional-services revenue during these periods.
•	Recurring hosting revenue was $34.5 million for the fourth quarter, compared to $34.4 million in the fourth quarter of fiscal year 2008. The fourth quarter of fiscal year 2008 included $0.9 million of hosting revenue from NaviSite’s former Los Angeles data center, whose lease NaviSite did not renew at the end of the third quarter of fiscal year 2009. Excluding the Los Angeles hosting revenue in the fourth quarter of fiscal year 2008, recurring hosting revenue increased 3%. Recurring hosting revenue was $140.5 million for the year, representing a growth of 7% over the $131.3 million recorded in fiscal year 2008.
•	Gross margin improved to 35% for the fourth quarter, representing a four-percentage-point increase from the 31% recorded in the fourth quarter of the previous year and a two-percentage-point increase

400 Minuteman Road, Andover, MA 01810, P. 978-682-8300, F. 978-688-8100	www.navisite.com

from the 33% recorded in the prior quarter. Gross margin for fiscal year 2009 was 33%, representing a three-percentage-point increase from the 30% recorded in fiscal year 2008.
•	Loss from operations for the fourth quarter was $3.5 million. Income from operations for the full fiscal year was $0.2 million. Operating income was impacted negatively for both periods from the $5.7 million charge from the arbitration settlement entered into during the quarter. Excluding the settlement, income from operations for the fourth quarter would have been $2.2 million, or an increase of 62% over the fourth quarter of fiscal year 2008, and $5.9 million for the fiscal year, representing a 39% year-over-year increase.
•	EBITDA, excluding impairment costs, stock-based compensation, severance and other non-operational charges (“EBITDA, as adjusted”) for the fourth quarter was $8.8 million, representing a year-over-year increase of 4%. EBITDA, as adjusted for the full fiscal year 2009 was $35.1 million, representing an increase of 10% over the EBITDA, as adjusted of $32.0 million in fiscal year 2008. Significant non operational charges that were excluded from EBITDA, as adjusted, include the $5.7 million arbitration settlement charge in the fourth quarter of fiscal year 2009, and the $1.6 million gain on settlement in the fourth quarter of fiscal year 2008.
•	Net loss attributable to common shareholders, including the settlement charge and gain, for the fourth quarter was $8.6 million, or $(0.24) per share, compared to a loss of $1.2 million, or $(0.04) per share, in the fourth quarter of fiscal year 2008. Net loss attributable to common shareholders, including the settlement charge and gain, for the full fiscal year 2009 was $18.5 million, or $(0.52) per share, compared to a loss of $11.3 million or ($0.33) per share for the fiscal year 2008. Net loss attributable to common shareholders excluding the arbitration settlement charge would have been $2.8 million or $(0.08) per share for the fourth quarter of fiscal year 2009 and $12.7 million or $(0.36) per share for fiscal year 2009.
•	Cash generated from operating activities for the fourth quarter of fiscal year 2009 was $4.1 million, representing an increase of 4% from the $3.9 million recorded in the fourth quarter of fiscal year 2008. Cash generated from operating activities for the full fiscal year 2009 was $21.6 million, representing an increase of 261% from the $6.0 million recorded in fiscal year 2008.

400 Minuteman Road, Andover, MA 01810, P. 978-682-8300, F. 978-688-8100	www.navisite.com

“Despite the expected top line revenue decline, recurring hosting revenue continued to show growth during fiscal year 2009 — improving overall gross margin and operating cash flow. In addition, the reduction and repositioning of our professional services business during the fiscal year was the first step in NaviSite’s strategy to focus on enterprise hosting, application management and cloud computing,” said Arthur Becker, Chief Executive Officer of NaviSite.
Quarterly Business Highlights
•	Booked approximately $0.8 million of new monthly recurring hosting revenue (“MRR”) in the fourth quarter of fiscal year 2009, an increase from the $0.5 million booked in the third quarter of fiscal year 2009, and booked approximately $2.5 million of new MRR in fiscal year 2009.
•	Signed $21.0 million of total hosting contract value with an average contract term of 27 months during the fourth quarter for recurring applications services and enterprise-hosting business, compared to bookings of $11.3 million in hosting contract value in the previous quarter, and $63.9 million in fiscal year 2009.
•	Signed professional-services contracts with a total value of $1.1 million during the fourth quarter of fiscal year 2009, compared to bookings of $0.9 million of professional-services contract value in the previous quarter.
•	Customer churn, defined as the loss of a customer or a reduction in a customer’s monthly recurring revenue from our active customer pool, was 1.7% per month during the quarter, compared to 1.0% in the prior quarter and 1.2% a year ago. Reported churn for the fourth quarter of fiscal year 2009 excludes the impact of the Company’s decision not to renew its’ Los Angeles datacenter lease.
Conference Call Scheduled for October 15, 2009
NaviSite, Inc., Chief Executive Officer Arthur Becker and Chief Financial Officer Jim Pluntze will host a conference call on Thursday, October 15, 2009, at 5:00 p.m. Eastern Time to discuss the Company’s results for its fourth quarter and 2009 fiscal year financial results.
NaviSite’s conference call can be accessed by dialing 800.901.5218 (International: +1.617.786.4511) and entering passcode 99866058. Alternatively, participants can listen to a live webcast of the call available through NaviSite’s website at http://navisite.com/investors/events. A replay of the call will be accessible following the conference call by dialing 888.286.8010 (International: +1.617.801.6888) and using passcode 97261837.

400 Minuteman Road, Andover, MA 01810, P. 978-682-8300, F. 978-688-8100	www.navisite.com

EBITDA
EBITDA is not a recognized measure for financial-statement presentation under United States generally accepted accounting principles (U.S. GAAP). The Company believes that the non-GAAP measure of EBITDA, as adjusted provides investors with a useful supplemental measure of the Company’s actual and expected operating and financial performance by excluding the impact of interest, taxes, depreciation and amortization. The Company also excludes impairment costs, stock-based compensation, severance, and other non-recurring charges from its non-GAAP measure, as such items may be considered to be of a non-operational nature. EBITDA does not have any standardized definition and therefore may not be comparable to similar measures presented by other reporting companies. Management uses EBITDA, as adjusted to assist in evaluating the Company’s actual and expected operating and financial performance. These non-GAAP results should not be evaluated in isolation from, or as a substitute for, the Company’s financial results prepared in accordance with U.S. GAAP. A table reconciling the Company’s net loss, as reported, to EBITDA, as adjusted is included in the condensed consolidated financial statements in this release. The Company believes that using EBITDA, as adjusted as a performance measure, together with net loss, will help investors better understand the Company’s underlying financial performance.
About NaviSite
NaviSite is a leading provider of cloud enabled enterprise-hosting and application-management services offering a comprehensive suite of customized IT-as-a-Service solutions. We enable companies to reduce the cost and complexity of IT and focus on their core business. Our innovative, flexible and scalable enterprise class solutions complement IT departments, allowing companies to lower costs, increase service levels, and free IT resources to concentrate on true business priorities. Over 1,400 customers depend on NaviSite for customized solutions delivered through its global footprint, comprising 16 state-of-the-art data centers supported by approximately 650 professionals. For more information, please visit www.navisite.com.
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This release contains forward-looking statements, which address a variety of subjects including NaviSite’s expected future operating and financial results, including profitability, revenue growth and EBITDA, success and performance of NaviSite’s product and service offerings and NaviSite’s strategic business

400 Minuteman Road, Andover, MA 01810, P. 978-682-8300, F. 978-688-8100	www.navisite.com

plans for growing its customer base and increasing sales. All statements other than statements of historical fact — including, without limitation, those with respect to NaviSite’s goals, plans and strategies set forth herein — are forward-looking statements. The following important factors and uncertainties, among general economic conditions and changes in economic conditions and others, could cause actual results to differ materially from those described in these forward-looking statements. NaviSite’s success — including its ability to improve its gross profit, to improve its cash flows, to expand its operations and revenue and to reach and sustain profitability — depends on its ability to execute on its business strategy and the continued and increased demand for, and market acceptance of, its products and services. The financial forecasts of the Company may not be achieved, including those as to expected EBITDA and revenue. NaviSite may be unable to raise the necessary funds to meet its payment obligations to its lending group under its senior secured credit facility and other creditors. NaviSite may not be able to expand its operations in accordance with its business strategy. NaviSite may experience difficulties integrating technologies, operations and personnel in accordance with its business strategy. NaviSite’s products, technologies and resources may not successfully operate with the technology, resources and applications of third parties. NaviSite derives a significant portion of its revenue from a small number of customers and the loss of any of those customers could significantly damage NaviSite’s financial condition and results of operations. Competition has increased, and technological changes made, in the markets in which NaviSite’s competes. For a detailed discussion of cautionary statements that may affect NaviSite’s future results of operations and financial results, please refer to NaviSite’s filings with the Securities and Exchange Commission, including NaviSite’s most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Forward-looking statements represent management’s current expectations and are inherently uncertain. We do not undertake any obligation to update forward-looking statements made by us. All logos, company and product names may be trademarks or registered trademarks of their respective owners.

400 Minuteman Road, Andover, MA 01810, P. 978-682-8300, F. 978-688-8100	www.navisite.com

NaviSite Financial Tables
Condensed Consolidated Statements of Operations

	For the Three Months Ended		For the Fiscal Year Ended
	July 31, 2009	July 31, 2008	July 31, 2009	July 31, 2008
		Unaudited
		(In thousands, except per share amounts)
Revenue	$36,800	$40,288	$152,326	$154,507
Revenue, related parties	64	152	346	372

Total revenue	36,864	40,440	152,672	154,879

Cost of revenue, excluding stock compensation, restructuring, depreciation and amortization	18,171	22,049	78,072	85,561
Depreciation and amortization	5,472	5,346	22,948	20,360
Stock compensation	292	375	1,268	1,794
Restructuring charge	—	—	209	—

Cost of revenue	23,935	27,770	102,497	107,715

Gross profit	12,929	12,670	50,175	47,164

Operating expenses:
Selling and marketing, excluding stock compensation and restructuring	4,816	5,012	19,723	19,370
General and administrative, excluding settlement, stock compensation, restructuring and transaction fees	5,402	5,467	21,820	20,678
Loss on settlement	5,736	—	5,736	—
Stock compensation	374	768	1,855	2,576
Restructuring charge	—	—	180	—
Transaction fees	145	71	662	265

Total operating expenses	16,473	11,318	49,976	42,889

Income (loss) from operations	(3,544)	1,352	199	4,275

Other income (expense):
Interest income	7	50	43	264
Interest expense	(3,753)	(3,188)	(14,164)	(12,033)
Loss on debt extinguishment	—	—	—	(1,651)
Other income (expense), net	10	1,748	705	2,295

Loss from continuing operations before income taxes	(7,280)	(38)	(13,217)	(6,850)

Income taxes	(397)	(420)	(1,894)	(1,834)

Net loss	(7,677)	(458)	(15,111)	(8,684)

Accretion of preferred stock dividends	(874)	(779)	(3,350)	(2,656)

Net loss attributable to common stockholders	$(8,551)	$(1,237)	$(18,461)	$(11,340)

Basic and diluted net loss per common share:

Net loss attributable to common stockholders	$(0.24)	$(0.04)	$(0.52)	$(0.33)

Basic and diluted weighted average number of common shares outstanding	35,714	35,130	35,528	34,731

400 Minuteman Road, Andover, MA 01810, P. 978-682-8300, F. 978-688-8100	www.navisite.com

NaviSite Financial Tables
Net Loss to EBITDA, as adjusted Reconciliation

	For the Three Months Ended
	July 31, 2009	July 31, 2008
	Unaudited
	(In thousands)
Net loss, as reported	$(7,677)	$(458)

Depreciation	3,947	3,835
Interest income/expense, net	3,746	3,138
Income taxes	397	420
Amortization	1,696	1,829

EBITDA	2,109	8,764

Stock based compensation	666	1,143
Severance	145	101
Transaction fees, integration costs and settlement charge (gain)	5,863	(1,557)

EBITDA, as adjusted (excludes impairment costs, stock based compensation, severance, loss on debt extinguishment and transaction fees, integration costs and settlement charge (gain))	$8,783	$8,451

	For the Fiscal Year Ended
	July 31, 2009	July 31, 2008
	Unaudited
	(In thousands)
Net loss, as reported	$(15,111)	$(8,684)

Depreciation	16,439	13,329
Interest income/expense, net	14,121	11,769
Income taxes	1,894	1,834
Amortization	7,197	7,893

EBITDA	24,540	26,141

Stock based compensation	3,123	4,370
Severance	933	506
Loss on debt extinguishment	—	1,651
Transaction fees, integration costs and settlement charge (gain)	6,525	(662)

EBITDA, as adjusted (excludes impairment costs, stock based compensation, severance, loss on debt extinguishment and transaction fees, integration costs and settlement charge (gain))	$35,121	$32,006

400 Minuteman Road, Andover, MA 01810, P. 978-682-8300, F. 978-688-8100	www.navisite.com

NaviSite Financial Tables
Condensed Consolidated Balance Sheets

	July 31, 2009	July 31, 2008
	Unaudited
	(In thousands)
ASSETS

Current assets:
Cash and cash equivalents	$10,534	$3,261
Accounts receivable, less allowance for doubtful accounts of $1,820 and $897 at July 31, 2009 and July 31, 2008, respectively	16,417	18,927
Unbilled accounts receivable	1,361	1,711
Prepaid expenses and other current assets	6,337	11,370

Total current assets	34,649	35,269

Non-current assets	129,031	140,444

Total assets	$163,680	$175,713

LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Notes payable, current portion	$10,603	$6,100
Capital lease obligations, current portion	3,040	3,166
Accounts payable	5,375	7,033
Accrued expenses, deferred revenue, deferred other income and customer deposits	16,605	16,921

Total current liabilities	35,623	33,220

Total non-current liabilities	132,280	133,736

Total liabilities	167,903	166,956

Preferred stock	30,879	27,529

Total stockholders’ equity (deficit)	(35,102)	(18,772)

Total liabilities, preferred stock and stockholders’ equity (deficit)	$163,680	$175,713

400 Minuteman Road, Andover, MA 01810, P. 978-682-8300, F. 978-688-8100	www.navisite.com

NaviSite Financial Tables
Condensed Consolidated Statements of Cash Flow

	For the Three Months Ended
	July 31, 2009	July 31, 2008
	Unaudited
	(In thousands)
Net cash provided by operating activities	$4,099	$3,930

Net cash provided by (used for) investing activities	(1,140)	1,771

Net cash provided by (used for) financing activities	4,537	(7,378)

Effect of exchange rate changes on cash	149	—

Net increase (decrease) in cash	7,645	(1,677)

Cash and cash equivalents, beginning of period	2,889	4,938

Cash and cash equivalents, end of period	$10,534	$3,261

	For the Fiscal Year Ended
	July 31, 2009	July 31, 2008
	Unaudited
	(In thousands)
Net cash provided by operating activities	$21,575	$5,977

Net cash used for investing activities	(10,571)	(29,812)

Net cash provided by (used for) financing activities	(3,571)	15,395

Effect of exchange rate changes on cash	(160)	—

Net increase (decrease) in cash	7,273	(8,440)

Cash and cash equivalents, beginning of period	3,261	11,701

Cash and cash equivalents, end of period	$10,534	$3,261

400 Minuteman Road, Andover, MA 01810, P. 978-682-8300, F. 978-688-8100	www.navisite.com